Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-192172) pertaining to Wix.com Ltd. 2007 Employee Share Option Plan and Wix.com Ltd. 2013 Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-197899) pertaining to Wix.com Ltd. 2013 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-206610) pertaining to Wix.com Ltd. 2013 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-206611) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan,

(5)	Registration Statement (Form S-8 No. 333-211143) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan,

(6)	Registration Statement (Form S-8 No. 333-211144) pertaining to Wix.com Ltd. 2013 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-217821) pertaining to Wix.com Ltd. 2013 Employee Stock Purchase Plan,

(8)	Registration Statement (Form S-8 No. 333-217822) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan,

(9)	Registration Statement (Form S-8 No. 333-224768) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan,

(10)	Registration Statement (Form S-8 No. 333-224769) pertaining to Wix.com Ltd. 2013 Employee Stock Purchase Plan,

(11)	Registration Statement (Form S-8 No. 333-231499) pertaining to Wix.com Ltd. Amended and Restated 2013 Employee Stock Purchase Plan,

(12)	Registration Statement (Form S-8 No. 333-231501) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan,

(13)	Registration Statement (Form S-8 No. 333-238250) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan,

(14)	Registration Statement (Form S-8 No. 333-238251) pertaining to Wix.com Ltd. Amended and Restated 2013 Employee Stock Purchase Plan,

(15)	Registration Statement (Form S-8 No. 333-255946) pertaining to Wix.com Ltd. 2013 Incentive Compensation Plan, and

(16)	Registration Statement (Form S-8 No. 333-255947) pertaining to Wix.com Ltd. Amended and Restated 2013 Employee Stock Purchase Plan;

of our reports dated April 1, 2022, with respect to the consolidated financial statements of Wix.com Ltd. and the effectiveness of internal control over financial reporting of Wix.com Ltd. included in this Annual Report (Form 20-F) of Wix.com Ltd. for the year ended December 31, 2021.

Tel Aviv, Israel April 01, 2022	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global